UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐           Definitive Proxy Statement
☐           Definitive Additional Materials
☑           Soliciting Material Pursuant to § 240.14a-12

VANDA PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP
TANG CAPITAL MANAGEMENT, LLC
KEVIN C. TANG

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ON FEBRUARY 13, 2009, TANG CAPITAL PARTNERS, LP (“TCP”) DELIVERED THE "STOCKHOLDER’S NOTICE OF NOMINATION OF PERSONS FOR ELECTION AS DIRECTORS AND OTHER PROPOSED BUSINESS AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS OF VANDA PHARMACEUTICALS INC." (THE "NOTICE") TO VANDA PHARMACEUTICALS INC. (THE “COMPANY”), A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT 1. SUCH NOTICE STATES THE INTENTION OF TCP TO, AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY, OR ANY OTHER MEETING OF STOCKHOLDERS HELD IN LIEU THEREOF OR FOR SIMILAR PURPOSE, AND ANY ADJOURNMENTS, POSTPONEMENTS, RESCHEDULINGS OR CONTINUATIONS THEREOF, (I) TO NOMINATE TWO PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD”) AND, AS SEPARATE MATTERS (II) TO PROPOSE RESOLUTIONS OF THE STOCKHOLDERS OF THE COMPANY TO AMEND THE BYLAWS AND (III) TO PROPOSE RESOLUTIONS OF THE STOCKHOLDERS OF THE COMPANY TO REQUEST THAT THE BOARD PROMPTLY TAKE ALL NECESSARY ACTION TO SWIFTLY AND ORDERLY LIQUIDATE THE COMPANY’S REMAINING ASSETS AND RETURN ALL REMAINING CAPITAL TO THE COMPANY’S STOCKHOLDERS.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES ON BEHALF OF OR BY TCP, AND CERTAIN OF ITS RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF VANDA PHARMACEUTICALS INC, FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO STOCKHOLDERS OF VANDA PHARMACEUTICALS INC. FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE  COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.